UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

Allure Worldwide, Inc
(Exact name of registrant as specified in its charter)

Florida	333-234815	83-2054746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13155 Noel Road, Suite 900, Dallas, Texas, 75240

(Address of principal executive offices)

(214) 427-1921

(Registrant’s telephone number, including area code)

18731 SE River Ridge, Tequesta, FL 33469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2021, Allure Worldwide, Inc (“Allure” or the “Company”) entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor Inc., a Delaware corporation (“Genvor”) to acquire (the “Acquisition”) Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure; (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Acquisition and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in its entirety.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)(1) Previous independent registered public accounting firm:

Adeptus Partners LLC:

(i)	On December 16, 2020, we notified Adeptus Partners LLC (“Adeptus”) of their dismissal as our independent registered public accounting firm.

(ii)

Adeptus has not issued a report on our financial statements for the fiscal year ending September 30, 2020, and the report of Adeptus on the Company’s financial statements as of and for the fiscal years ending September 30, 2019 and 2018, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles except as set forth in subparagraph (iii) below.

(iii)

The report of Adeptus on the Company’s financial statements as of and for the years ending September 30, 2019 and 2018, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred net losses, and has an accumulated deficit and has a net capital deficiency.

(iv)	Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(v)

Through our fiscal years ending September 30, 2020 and 2019, there have been no disagreements with Adeptus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Adeptus would have caused them to make reference thereto in their report on the financial statements. Through the interim period from September 30, 2020, to December 16, 2020, there have been no disagreements with Adeptus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Adeptus would have caused them to make reference thereto in their report on the financial statements.

(vi)	We have authorized Adeptus to respond fully to the inquiries of the successor accountant.

(vii)	During the years ended September 30, 2020 and 2019, and the interim period through December 16, 2020, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

(viii)

We provided a copy of the foregoing disclosures to Adeptus prior to the date of the filing of this report and requested that Adeptus furnish us with a letter addressed to the U.S. Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

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(a)(2) New independent registered public accounting firm:

Turner, Stone & Company, L.L.P.:

On December 16, 2020, we engaged Turner, Stone & Company, L.L.P. (“Turner”) of Dallas, Texas, as our new independent registered public accounting firm. During the fiscal years ended September 30, 2020 and 2019, and prior to December 16, 2020 (the date of the new engagement), we had not consulted with Turner regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)

The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Turner concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)

Any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference into this Item 5.02.

In connection with the Acquisition, on January 12, 2021, Brad White was appointed as Allure’s Chief Executive Officer and a member of Allure’s Board of Directors (the “Board”), Clayton Yates was appointed as Allure’s Chief Scientific Officer and a member of the Board, and Jesse Jaynes was appointed as Allure’s Chief Research Officer and a member of the Board, and Robert Bubeck and Margaret McLaughlin resigned as officers and directors of Allure. The resignations of Mr. Bubeck and Ms. McLaughlin were not the result of any disagreement with Allure. Mr. White is currently the Chief Executive Officer and a member of the Board of Directors of Genvor, Dr. Yates is currently the Chief Scientific Officer and a member of the Board of Directors of Genvor, and Dr. Jaynes is currently the Chief Research Officer and a member of the Board of Directors of Genvor.

Brad White brings over 28 years of experience in the field of business development with a passion for moving business concepts and technology to commercial application. Brad has extensive expertise in seed business start-up and growth, strategic planning, and research management. He is a proven driver of company revenue and in negotiating game changing deals with major institutions globally. Mr. White has traveled to and transacted business on every continent, and he has a deep understanding of the business processes and cultural etiquette within and across key countries. Prior to joining Genvor in 2018, Mr. White was a founding Partner of Alpha Financial Technologies (AFT) where he co-created the world’s first publicly traded suite of commodity indexes. While acting as Global Head of Business Development during his 13-year tenure with AFT, his company reached peak index assets (AUM) of over $13 billion. Mr. White holds his Bachelors of Business Administration from The University of Texas and Master of Arts, Legal Studies from Arizona State University.

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Dr. Clayton Yates, Ph.D., co-founded Genvor and is Chairman of the Board of Genvor. His research is currently funded by the National Cancer Institute (NCI) and Department of Defense (DOD) Congressionally Medical Directed Research Programs. Dr. Yates is also scientist at Tuskegee University, focused on identifying molecular targets for therapeutic intervention in prostate, breast, and pancreatic cancers. Dr. Yates received his initial training at the University of Pittsburgh School of Medicine in the Department of Cellular and Molecular Pathology. He completed additional training in Tissue Engineering and Regenerative Medicine jointly from the McGowan Institute for Regenerative Medicine and Massachusetts Institute of Technology (MIT). Dr. Yates completed his post-doctoral training at Emory University School of Medicine in the Department of Molecular Urology.

Dr. Jesse Jaynes, Ph.D., co-founded Genvor as well, and he leads the research for Genvor and manages ongoing, critical communication with our outside research and development partners and associations. Dr. Jaynes is one of the world's leading authorities on therapeutic peptide design and has vast experience in drug development for various applications, including agriculture, animal health, wound healing, and oncology. Dr. Jaynes’ research is funded by USDA, NSF, and NIH. He has more than 60 United States and foreign patents and has authored over 100 scientific journal articles. Over the past 15 years, Dr. Jaynes has served on the board of numerous life science companies and is currently the Chief Technology Officer for the National Cancer Coalition. Dr. Jaynes is a Professor of Biochemistry at Tuskegee University. Dr. Jaynes completed his doctoral training at Brigham Young University, Utah.

Mr. White, Dr. Yates and Dr. Jaynes have not yet entered into any management plans, contracts or arrangements with Allure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Exchange, by and between Allure Worldwide, Inc and Genvor Inc., dated December 31, 2020

16.1	Letter from Adeptus regarding change in certifying accountant (filed herewith).

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURE WORLDWIDE, INC

Date: February 1, 2021	By:	/s/ Brad White
	Name:	Brad White
	Title:	Chief Executive Officer

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